Exhibit 4.1

IDAHO POWER COMPANY

TO

DEUTSCHE BANK TRUST COMPANY AMERICAS

As Trustee under its Mortgage and Deed of Trust

dated as of October 1, 1937

Fifty-second Supplemental Indenture

providing among other things for Bonds of MTN Series N

Dated as of December 20, 2022

TABLE OF CONTENTS1

[1]	This table of contents shall not have any bearing upon the interpretation of this Supplemental Indenture.

-i-

SUPPLEMENTAL INDENTURE, dated as of the 20th day of December, 2022, made and entered into by and between IDAHO POWER COMPANY, a corporation of the State of Idaho (successor by merger to Idaho Power Company, a corporation of the State of Maine, hereinafter sometimes called the “Maine Company”), whose address is 1221 West Idaho Street, Boise, Idaho 83702-5627 (hereinafter sometimes called the “Company”), party of the first part, and DEUTSCHE BANK TRUST COMPANY AMERICAS, formerly known as Bankers Trust Company, a corporation of the State of New York whose post office address is 1 Columbus Circle, 17th Floor, Mail Stop: NYC01-1710, New York, New York 10019, party of the second part (hereinafter sometimes called the “Trustee”), as Trustee under the Mortgage and Deed of Trust dated as of October 1, 1937 hereinafter referred to.

WHEREAS, the Maine Company has heretofore executed and delivered to the Trustee its Mortgage and Deed of Trust (hereinafter sometimes referred to as the “Original Indenture”), dated as of October 1, 1937, to secure the payment both of the principal of and interest and premium, if any, on all Bonds at any time issued and outstanding thereunder and to declare the terms and conditions upon which Bonds are to be issued thereunder; and

WHEREAS, the Maine Company was merged into the Company on June 30, 1989; and

WHEREAS, in order to evidence the succession of the Company to the Maine Company and the assumption by the Company of the covenants and conditions of the Maine Company in the Bonds and in the Original Indenture, as supplemented, contained, and to enable the Company to have and exercise the powers and rights of the Maine Company under the Original Indenture, as supplemented, in accordance with the terms thereof, the Company executed and delivered to the Trustee a Twenty-eighth Supplemental Indenture, dated as of June 30, 1989 (which supplemental indenture is hereinafter sometimes called the “Twenty-eighth Supplemental Indenture”); and

WHEREAS, said Twenty-eighth Supplemental Indenture was recorded in the records of the County of Elko, Nevada; the Counties of Baker, Grant, Harney, Malheur, Union and Wallowa, Oregon; the Counties of Ada, Adams, Bannock, Bear Lake, Bingham, Blaine, Boise, Bonneville, Butte, Camas, Canyon, Caribou, Cassia, Clark, Elmore, Gem, Gooding, Idaho, Jefferson, Jerome, Lemhi, Lincoln, Minidoka, Oneida, Owyhee, Payette, Power, Twin Falls, Valley and Washington, Idaho; the Counties of Lincoln and Sweetwater, Wyoming; and with the Secretary of State of the States of Idaho, Montana, Oregon, Nevada and Wyoming; and

WHEREAS, pursuant to a written request of the Company under Section 103 of the Original Indenture, Stanley Burg, successor Individual Trustee (as defined in the Original Indenture) to R.G. Page under the Original Indenture, was removed as Individual Trustee under the Original Indenture, effective as of May 18, 2016 and (i) his right, title or interest in and to the trust estate and (ii) all the right, title, and powers of the Trustees (as defined in the Original Indenture) under the Original Indenture devolved upon the Trustee and its successors alone; and

WHEREAS, in accordance with the terms of the Original Indenture the Maine Company or the Company has executed and delivered to the Trustee the following supplemental indentures in addition to the Twenty-eighth Supplemental Indenture:

Designation	Dated as of
First Supplemental Indenture	July 1, 1939
Second Supplemental Indenture	November 15, 1943
Third Supplemental Indenture	February 1, 1947
Fourth Supplemental Indenture	May 1, 1948
Fifth Supplemental Indenture	November 1, 1949
Sixth Supplemental Indenture	October 1, 1951
Seventh Supplemental Indenture	January 1, 1957
Eighth Supplemental Indenture	July 15, 1957
Ninth Supplemental Indenture	November 15, 1957
Tenth Supplemental Indenture	April 1, 1958
Eleventh Supplemental Indenture	October 15, 1958
Twelfth Supplemental Indenture	May 15, 1959
Thirteenth Supplemental Indenture	November 15, 1960
Fourteenth Supplemental Indenture	November 1, 1961
Fifteenth Supplemental Indenture	September 15, 1964
Sixteenth Supplemental Indenture	April 1, 1966
Seventeenth Supplemental Indenture	October 1, 1966
Eighteenth Supplemental Indenture	September 1, 1972
Nineteenth Supplemental Indenture	January 15, 1974
Twentieth Supplemental Indenture	August 1, 1974
Twenty-first Supplemental Indenture	October 15, 1974
Twenty-second Supplemental Indenture	November 15, 1976
Twenty-third Supplemental Indenture	August 15, 1978
Twenty-fourth Supplemental Indenture	September 1, 1979
Twenty-fifth Supplemental Indenture	November 1, 1981
Twenty-sixth Supplemental Indenture	May 1, 1982
Twenty-seventh Supplemental Indenture	May 1, 1986
Twenty-ninth Supplemental Indenture	January 1, 1990
Thirtieth Supplemental Indenture	January 1, 1991
Thirty-first Supplemental Indenture	August 15, 1991
Thirty-second Supplemental Indenture	March 15, 1992
Thirty-third Supplemental Indenture	April 1, 1993
Thirty-fourth Supplemental Indenture	December 1, 1993
Thirty-fifth Supplemental Indenture	November 1, 2000
Thirty-sixth Supplemental Indenture	October 1, 2001
Thirty-seventh Supplemental Indenture	April 1, 2003
Thirty-eighth Supplemental Indenture	May 15, 2003
Thirty-ninth Supplemental Indenture	October 1, 2003
Fortieth Supplemental Indenture	May 1, 2005
Forty-first Supplemental Indenture	October 1, 2006
Forty-second Supplemental Indenture	May 1, 2007
Forty-third Supplemental Indenture	September 1, 2007
Forty-fourth Supplemental Indenture	April 1, 2008
Forty-fifth Supplemental Indenture	February 1, 2010
Forty-sixth Supplemental Indenture	June 1, 2010
Forty-seventh Supplemental Indenture	July 1, 2013
Forty-eighth Supplemental Indenture	September 1, 2016
Forty-ninth Supplemental Indenture	June 5, 2020
Fiftieth Supplemental Indenture	June 30, 2022
Fifty-first Supplemental Indenture	October 14, 2022

each of which is supplemental to the Original Indenture (the Original Indenture and all indentures supplemental thereto together being hereinafter sometimes referred to as the “Indenture”); and

WHEREAS, the Original Indenture and said Supplemental Indentures (except said Fifteenth Supplemental Indenture) have each been recorded in the records of the County of Beaverhead, Montana; the Counties of Elko, Humboldt and Lander, Nevada; the Counties of Baker, Grant, Harney, Malheur, Union and Wallowa, Oregon; the Counties of Ada, Adams, Bannock, Bear Lake, Bingham, Blaine, Boise, Bonneville, Butte, Camas, Canyon, Caribou, Cassia, Clark, Elmore, Gem, Gooding, Idaho, Jefferson, Jerome, Lake, Lemhi, Lincoln, Minidoka, Oneida, Owyhee, Payette, Power, Twin Falls, Valley and Washington, Idaho; the County of Walla Walla, Washington; the Counties of Lincoln and Sweetwater, Wyoming; and with the Secretary of State of the States of Idaho, Montana, Oregon, Nevada, Washington and Wyoming; and

WHEREAS, the Maine Company or the Company has heretofore issued Bonds, under and in accordance with the terms of the Indenture in the following series and aggregate principal amounts:

Series	Principal Amount Issued	Principal Amount Outstanding
3-3/4% Series due 1967	$18,000,000	None
3-1/8% Series due 1973	18,000,000	None
2-3/4% Series due 1977	5,000,000	None
3% Series due 1978	10,000,000	None
2-3/4% Series due 1979	12,000,000	None
3-1/4% Series due 1981	15,000,000	None
4-1/2% Series due 1987	20,000,000	None
4-3/4% Series due 1987	15,000,000	None
4% Series due April 1988	10,000,000	None
4-1/2% Series due October 1988	15,000,000	None
5% Series due 1989	15,000,000	None
4-7/8% Series due 1990	15,000,000	None
4-1/2% Series due 1991	10,000,000	None
5-1/4% Series due 1996	20,000,000	None
6-1/8% Series due 1996	30,000,000	None
7-3/4% Series due 2002	30,000,000	None
8-3/8% Series due 2004	35,000,000	None
10% Series due 2004	50,000,000	None
8-1/2% Series due 2006	30,000,000	None
9% Series due 2008	60,000,000	None
10-1/4% Series due 2003	62,000,000	None
First Mortgage Bonds, 1984 Series	10,100,000	None
16.10% Series due 1991-1992	50,000,000	None
Pollution Control Series A	49,800,000	None
8.65% Series due 2000	80,000,000	None
9.50% Series due 2021	75,000,000	None

Series	Principal Amount Issued	Principal Amount Outstanding
9.52% Series due 2031	$25,000,000	None
8% Series due 2004	50,000,000	None
8 3/4% Series due 2027	50,000,000	None
Secured Medium-Term Notes, Series A	190,000,000	None
Secured Medium-Term Notes, Series B	197,000,000	None
Secured Medium-Term Notes, Series C	200,000,000	None
Secured Medium-Term Notes, Series D	200,000,000	100,000,000
Secured Medium-Term Notes, Series E	245,000,000	175,000,000
Pollution Control Series B	49,800,000	49,800,000
Secured Medium-Term Notes, Series F	200,000,000	200,000,000
Pollution Control Series C	116,300,000	116,300,000
Secured Medium-Term Notes, Series G	100,000,000	100,000,000
Secured Medium-Term Notes, Series H	350,000,000	None
Secured Medium-Term Notes, Series I	500,000,000	325,000,000
Secured Medium-Term Notes, Series J	500,000,000	370,000,000
Secured Medium-Term Notes, Series K	450,000,000	450,000,000
Secured Medium-Term Notes, Series L	80,000,000	80,000,000
Secured Medium-Term Notes, Series M	None	None

which bonds are hereinafter sometimes called bonds of the First through Forty-fourth Series; and

WHEREAS, the Company, in accordance with the provisions of the Indenture and pursuant to appropriate resolutions of its Board of Directors, has duly determined to make, execute and deliver to the Trustee this Fifty-second Supplemental Indenture for the purposes herein provided, including the issuance of a Forty-fifth Series of Bonds under the Indenture, in the aggregate principal amount of up to $170 Million Dollars ($170,000,000), to be designated as “First Mortgage Bonds, Secured Medium-Term Notes, Series N”; and

WHEREAS, it is also now desired, for the purpose of more effectually carrying out the purposes of the Original Indenture, to confirm specifically the subjection to the lien thereof and of the Indenture of the certain property acquired by the Company in addition to the property specifically described in the Original Indenture and in said First, Second, Third, Fourth, Fifth, Sixth, Seventh, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twenty-first, Twenty-second, Twenty-third, Twenty-fourth, Twenty-fifth, Thirty-sixth, Thirty-seventh, Thirty-ninth, Fortieth, Forty-first, Forty-fourth, Forty-fifth, Forty-sixth, Forty-seventh, Forty-eighth, Forty-ninth, Fiftieth, and Fifty-first Supplemental Indentures; and

WHEREAS, the Company is entering into that certain Bond Purchase Agreement (as it may be amended, modified, supplemented or extended from time to time, the “Bond Purchase Agreement”), with the purchasers identified therein (and together with their successors or assigns of the Bonds of MTN Series N (as defined below), each, individually, a “Purchaser” and, collectively, the “Purchasers”), which, among other things, provides the terms and conditions pursuant to which the Purchasers have agreed to purchase from the Company (i) the “4.99% First Mortgage Bonds, Secured Medium Term Notes, Series N, Tranche 1, due December 22, 2032” in an aggregate principal amount of $23,000,000 (the “Series N, Tranche 1 Bonds”), (ii) the “5.06% First Mortgage Bonds, Secured Medium Term Notes, Series N, Tranche 2, due December 22, 2042” in an aggregate principal amount of $25,000,000 (the “Series N, Tranche 2 Bonds”), (iii) the “5.06% First Mortgage Bonds, Secured Medium Term Notes, Series N, Tranche 3, due March 8, 2043” in an aggregate principal amount of $60,000,000 (the “Series N, Tranche 3 Bonds”), and (iv) the “5.20% First Mortgage Bonds, Secured Medium Term Notes, Series N, Tranche 4, due March 8, 2053” in an aggregate principal amount of $62,000,000 (the “Series N, Tranche 4 Bonds”; together with the Series N, Tranche 1 Bonds, the Series N, Tranche 2 Bonds, and the Series N, Tranche 3 Bonds, the “Bonds of MTN Series N”);

WHEREAS, all things necessary to make said Bonds of MTN Series N, when duly authenticated by the Trustee and issued by the Company, valid and legally binding obligations of the Company and to make the Original Indenture, as heretofore supplemented and as supplemented hereby, a valid and legally binding instrument for the security thereof, have been performed, and the execution and delivery of this Fifty-second Supplemental Indenture and the issue of said Bonds as in this Fifty-second Supplemental Indenture provided have been in all respects duly authorized:

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in consideration of the premises and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment both of the principal of and interest and premium, if any, (including the Make-Whole Amount) on all Bonds at any time issued and outstanding under the Indenture, according to their tenor and effect, and the performance of all the provisions of the Indenture and of said Bonds, the Company has duly executed and delivered to the Trustee this Fifty-second Supplemental Indenture and has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto Deutsche Bank Trust Company Americas, as Trustee as aforesaid, and to its successor or successors in said trust, and to it and its successors and assigns forever, all property, whether real, personal or mixed (except any hereinafter expressly excepted), and wheresoever situated, acquired since the date of said Original Indenture by and now or hereafter owned by the Company including the following described properties, rights and interests in property (in addition to all other properties heretofore subjected to the lien of the Indenture and not heretofore released from the lien thereof)—that is to say:

PROPERTIES ACQUIRED OR CONSTRUCTED

GENERATING PLANTS

None

TRANSMISSION LINES & SYSTEMS

Line 526: Mora Station to Columbia Station
Ada Co., ID	3.92 Miles 138kV

DISTRIBUTION LINES & SYSTEMS

Ordinary course extensions and replacements

SUBSTATIONS

Columbia Station	Ada Co., ID

FRANCHISES

None

ALL OTHER LANDS, IMPROVEMENTS, BUILDINGS AND OTHER SUBSTATIONS

Land for future substation site expansion, 8.05 acres	Elmore Co., ID

Land for future substation site, 3.11 acres	Ada Co., ID

All other property, whether real, personal or mixed (except any hereinafter expressly excepted), and wheresoever situated, acquired since the date of said Original Indenture by and now or hereafter owned by the Company.

TOGETHER with all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, and (subject to the provisions of Section 57 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

It is not intended herein or hereby to include in or subject to the lien of the Indenture, and the granting clauses hereof shall not be deemed to apply to, (1) any revenues, earnings, rents, issues, income or profits of the mortgaged and pledged property, or any bills, notes or accounts receivable, contracts or choses in action, except to the extent permitted by law in case a completed default specified in Section 65 of the Indenture shall have occurred and be continuing and the Trustee, or a receiver or trustee, shall have entered upon or taken possession of the mortgaged and pledged property, or (2) in any case, unless specifically subjected to the lien thereof, any bonds, notes, evidences of indebtedness, shares of stock, or other securities or any cash (except cash deposited with the Trustee pursuant to any provisions of the Indenture) or any goods, wares, merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustee (to the extent of its legal capacity to hold the same for the purposes hereof), and its successors, heirs and assigns forever;

IN TRUST, NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisions and covenants as are set forth in the Original Indenture, as amended or modified by said First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-first, Twenty-second, Twenty-third, Twenty-fourth, Twenty-fifth, Twenty-sixth, Twenty-seventh, Twenty-eighth, Twenty-ninth, Thirtieth, Thirty-first, Thirty-second, Thirty-third, Thirty-fourth, Thirty-fifth, Thirty-sixth, Thirty-seventh, Thirty-eighth, Thirty-ninth, Fortieth, Forty-first, Forty-second, Forty-third, Forty-fourth, Forty-fifth, Forty-sixth, Forty-seventh, Forty-eighth, Forty-ninth, Fiftieth, and Fifty-first Supplemental Indentures and this Fifty-second Supplemental Indenture.

And it is hereby covenanted, declared and decreed by and between the parties hereto, for the benefit of those who shall hold the Bonds and interest coupons, or any of them, issued and to be issued under the Indenture, as follows:

ARTICLE I

Description of Bonds of MTN Series N.

SECTION 1. The Forty-fifth Series of Bonds to be executed, authenticated and delivered under and secured by the Indenture shall be Secured Medium-Term Notes, Series N, designated as “First Mortgage Bonds, Secured Medium-Term Notes, Series N” of the Company. The Bonds of MTN Series N shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Original Indenture, except insofar as the terms and provisions of the Original Indenture have been or are amended or modified by said First through Fifty-first Supplemental Indentures or by this Fifty-second Supplemental Indenture. Bonds of MTN Series N shall be issued pursuant to the Bond Purchase Agreement in an aggregate principal amount not to exceed $170,000,000, and shall be issued in four tranches: (i) the Series N, Tranche 1 Bonds shall be issued as registered Bonds without coupons in the denominations of $100,000 or in any amount in excess thereof; each Bond of the Series N, Tranche 1 Bonds shall mature on December 22, 2032 and shall bear interest at 4.99%, (ii) the Series N, Tranche 2 Bonds shall be issued as registered Bonds without coupons in the denominations of $100,000 or in any amount in excess thereof; each Bond of the Series N, Tranche 2 Bonds shall mature on December 22, 2042, shall bear interest at 5.06%; (iii) the Series N, Tranche 3 Bonds shall be issued as registered Bonds without coupons in the denominations of $100,000 or in any amount in excess thereof; each Bond of the Series N, Tranche 3 Bonds shall mature on March 8, 2043, shall bear interest at 5.06%; and (iv) the Series N, Tranche 4 Bonds shall be issued as registered Bonds without coupons in the denominations of $100,000 or in any amount in excess thereof; each Bond of the Series N, Tranche 4 Bonds shall mature on March 8, 2053, shall bear interest at 5.20%; the principal of and interest and Make-Whole Amount (as defined in the Bond Purchase Agreement) on each said Bonds of MTN Series N to be payable in accordance with the terms of the Bond Purchase Agreement in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Interest on Bonds of MTN Series N shall be payable semiannually (i) on June 22 and December 22 of each year for Series N Tranche 1 Bonds and Series N Tranche 2 Bonds, commencing June 22, 2023 and (ii) on March 8 and September 8 of each year for Series N Tranche 3 Bonds and Series N Tranche 4 Bonds, commencing September 8, 2023, unless otherwise determined by the Board of Directors or the Executive Committee and set forth in a resolution filed with the Trustee referring to this Fifty-second Supplemental Indenture, and at maturity (each an interest payment date).

All Bonds of MTN Series N authenticated by the Trustee shall bear interest from the Original Interest Accrual Date, and the person in whose name any Bond of MTN Series N is registered at the close of business on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, notwithstanding the cancellation of such Bond of MTN Series N, upon any transfer or exchange thereof subsequent to the Record Date and on or prior to such interest payment date. “Record Date” for Bonds of MTN Series N shall mean August 24 for interest payable September 8, December 7 for interest payable December 22, February 21 for interest payable March 8, and June 7 for interest payable June 22, unless, in each case, otherwise determined by the Board of Directors or the Executive Committee and set forth in a resolution filed with the Trustee referring to this Fifty-second Supplemental Indenture; provided that, interest payable on the maturity date will be payable to the person to whom the principal thereof shall be payable. “Original Interest Accrual Date” with respect to Bonds of MTN Series N of a designated interest rate and maturity shall mean the date of first authentication of Bonds of such designated interest rate and maturity unless a written order filed with the Trustee on or before such date shall specify another date from which interest shall accrue, in which case “Original Interest Accrual Date” shall mean such other date specified in the written order for Bonds of such designated interest rate and maturity.

The Bonds of MTN Series N, in definitive form, shall be, at the option of the Company, fully engraved or shall be lithographed or printed on steel engraved borders or shall be partially lithographed or printed and partially engraved on steel borders or shall be printed on safety paper or shall be typewritten.

The holders of the Bonds of MTN Series N consent that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of Bonds of MTN Series N entitled to consent to any amendment, supplement or waiver. If a record date is fixed, those persons who are holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

The Bonds of MTN Series N may be redeemable at the option of the Company in whole at any time, or in part from time to time, as provided in Section 8 of the Bond Purchase Agreement, and not otherwise.

SECTION 2. At the option of the registered holder, any Bonds of MTN Series N, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, together with a written instrument of transfer (if so required by the Company or by the Trustee) in form approved by the Company duly executed by the registered holder or by the registered holder’s duly authorized attorney, shall be exchangeable for a like aggregate principal amount and maturity of Bonds of MTN Series N of other authorized denominations. Bonds of MTN Series N may bear such legends as may be necessary to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or to conform to usage with respect thereto.

Bonds of MTN Series N shall be transferable at the office or agency of the Company in the Borough of Manhattan, The City of New York.

Notwithstanding the foregoing provisions of this Section 2, the Company shall not be required to make any transfers or exchanges of Bonds of MTN Series N for a period of fifteen (15) days next preceding any mailing of notice of redemption, and the Company shall not be required to make transfers or exchanges of the principal amount of any Bonds of MTN Series N so called or selected for redemption.

SECTION 3. The Bonds of MTN Series N shall be substantially in the form attached as Exhibit B to the Bond Purchase Agreement.

ARTICLE II

Issue of Bonds of MTN Series N.

SECTION 4. The Series N, Tranche 1 Bonds for the aggregate principal amount of up to Twenty Three Million Dollars ($23,000,000), the Series N, Tranche 2 Bonds in the aggregate principal amount of up to Twenty Five Million Dollars ($25,000,000), the Series N, Tranche 3 Bonds in the aggregate principal amount of up to Sixty Million Dollars ($60,000,000), and the Series N, Tranche 4 Bonds in the aggregate principal amount of up to Sixty Two Million Dollars ($62,000,000) may forthwith, or, at the election of the Company, in stages from time to time, be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order or orders of the Company, evidenced by a writing or writings signed by the Company by its President or a Vice President and its Treasurer or an Assistant Treasurer, pursuant to and upon compliance with the provisions of Article V, Article VI or Article VII of the Indenture.

ARTICLE III

Covenants.

The Company hereby covenants, warrants and agrees:

SECTION 5. That all the terms, conditions, provisos, covenants and provisions contained in the Indenture shall affect and apply to the property hereinabove described and conveyed and to the estate, rights, obligations and duties of the Company and Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors as trustee of said property, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Original Indenture and had been specifically and at length described in and conveyed to the Trustee (to the extent of its legal capacity to hold the same for the purposes of the Indenture) by the Original Indenture as a part of the property therein stated to be conveyed.

SECTION 6. That it is lawfully seized and possessed of all of the mortgaged and pledged property described in the granting clauses of the Indenture, which has not heretofore been released from the lien thereof; that it had or has, at the respective times of execution and delivery of the Original Indenture, the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-first (as corrected by the Twenty-second), Twenty-second, Twenty-third, Twenty-fourth, Twenty-fifth, Twenty-sixth, Twenty-seventh, Twenty-eighth, Twenty-ninth, Thirtieth, Thirty-first, Thirty-second, Thirty-third, Thirty-fourth, Thirty-fifth, Thirty-sixth, Thirty-seventh, Thirty-eighth, Thirty-ninth, Fortieth, Forty-first, Forty-second, Forty-third, Forty-fourth, Forty-fifth, Forty-sixth, Forty-seventh, Forty-eighth, Forty-ninth, Fiftieth, and Fifty-first Supplemental Indentures and this Fifty-second Supplemental Indenture, good, right and lawful authority to mortgage and pledge the mortgaged and pledged property described therein, as provided in and by the Indenture; and that such mortgaged and pledged property is, at the actual date of the initial issue of the Bonds of MTN Series N, free and clear of any mortgage, lien, charge or encumbrance thereon or affecting the title thereto (other than excepted encumbrances) prior to the lien of the Indenture, except as set forth in the granting clauses of the Indenture.

SECTION 7. That it will deliver to the Trustee annually, within ninety (90) days after the close of each fiscal year, commencing with the fiscal year 2023, a certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s compliance with all conditions and covenants under the Indenture. For purposes of this Section 7, such compliance shall be determined without regard to any period of grace or requirement of notice provided under the Indenture.

ARTICLE IV

The Trustee.

The Trustee hereby accepts the trust hereby declared and provided and agrees to perform the same upon the terms and conditions in the Original Indenture, as heretofore supplemented and as supplemented by this Fifty-second Supplemental Indenture, and in this Fifty-second Supplemental Indenture set forth, and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifty-second Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company only.

ARTICLE V

Miscellaneous Provisions.

Capitalized terms used and not otherwise defined in this Fifty-second Supplemental Indenture shall have the meanings ascribed thereto in the Indenture.

In case any provision in this Fifty-second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Company represents and warrants to the Trustee that this Fifty-second Supplemental Indenture has been duly and validly executed and delivered by the Company and constitutes the Company’s legal, valid and binding obligation, enforceable against the Company in accordance with its terms.

The Trustee shall be entitled to all of the same rights, protections, immunities and indemnities set forth in the Indenture as if specifically set forth herein.

This Fifty-second Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties hereto agrees to provide to the Trustee upon its reasonable request from time to time identifying information and documentation as may be reasonably available to it in order to enable the Trustee to comply with such laws, rules, regulations and executive orders.

Except as hereby expressly amended and supplemented, the Original Indenture heretofore amended and supplemented is in all respects ratified and confirmed, and all the terms and provisions thereof shall be and remain in full force and effect.

This Fifty-second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts together constitute but one and the same instrument.

This Fifty-second Supplemental Indenture, and any ancillary document executed, recorded or otherwise authenticated in respect of this Fifty-second Supplemental Indenture and the transactions contemplated hereby, shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party (whether such signature is with respect to this Fifty-second Supplemental Indenture or any notice, officer’s certificate or other ancillary document delivered pursuant to or in connection with this Fifty-second Supplemental Indenture) and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

[ Signatures follow ]

IN WITNESS WHEREOF, Idaho Power Company, party hereto of the first part, caused its corporate name to be hereunto affixed and this instrument to be signed and sealed by its President or a Vice President and its corporate seal to be attested by its Secretary or an Assistant Secretary for and on its behalf, and Deutsche Bank Trust Company Americas, party hereto of the second part, in token of its acceptance of the trust hereby created has caused its corporate name to be hereunto affixed and this instrument to be signed by a Vice President and attested by an Associate, on the date hereinafter acknowledged, as of the day and year first above written.

IDAHO POWER COMPANY

By	/s/ Lisa A. Grow
Lisa A. Grow President and Chief Executive Officer

Attest:

/s/ Patrick A. Harrington
Patrick A. Harrington Vice President, General Counsel, Corporate Secretary

Executed, sealed and delivered by
IDAHO POWER COMPANY
in the presence of:

/s/ Sara Gourley

/s/ Sandra Holmes

DEUTSCHE BANK TRUST COMPANY AMERICAS
not in its individual capacity,
but solely as Trustee

By	/s/ Kenneth R. Ring
Kenneth R. Ring
Vice President

By	/s/ Chris Niesz
Chris Niesz
Vice President

Attest:

/s/ Luke Russell
Luke Russell Vice President

STATE OF IDAHO	)
) ss.:
COUNTY OF ADA	)

On the 19th day of December, in the year 2022, before me personally came LISA A. GROW, to me known, who being by me duly sworn did depose and say that she is the President and Chief Executive Officer of Idaho Power Company, one of the corporations described in and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that she signed her name thereto by like order; the said LISA A. GROW, having personally appeared and known to me to be the President and Chief Executive Officer of said corporation that executed the instrument, acknowledged to me that said corporation executed the same.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year in this certificate first above written.

/s/ Sara Gourley
Sara Gourley
Notary Public, State of Idaho Commission expires February 4, 2026

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 14th day of December, in the year 2022, before me personally came Kenneth R. Ring, to me known, who being by me duly sworn did depose and say that she is a Vice President of Deutsche Bank Trust Company Americas, one of the corporations described in and which executed the above instrument and that she signed her name thereto by order of the Board of Directors of said corporation; the said Kenneth R. Ring, having personally appeared and known to me to be a Vice President of said corporation that executed the instrument, acknowledged to me that said corporation executed the same.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year in this certificate first above written.

/s/ Annie Jaghatspanyan
Name: Annie Jaghatspanyan
Notary Public, State of New York Registration No: 01JA6397385 Qualified in New York County Commission expires September 3, 2023

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 14th day of December, in the year 2022, before me personally came Chris Niesz, to me known, who being by me duly sworn did depose and say that she is a Vice President of Deutsche Bank Trust Company Americas, one of the corporations described in and which executed the above instrument and that she signed her name thereto by order of the Board of Directors of said corporation; the said Chris Niesz, having personally appeared and known to me to be a Vice President of said corporation that executed the instrument, acknowledged to me that said corporation executed the same.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year in this certificate first above written.

/s/ Annie Jaghatspanyan
Name: Annie Jaghatspanyan
Notary Public, State of New York Registration No: 01JA6397385 Qualified in New York County Commission expires September 3, 2023

STATE OF IDAHO	)
	)	ss.:
COUNTY OF ADA	)

LISA A. GROW, being first duly sworn, upon oath, deposes and says: that she is an officer, to wit, the President and Chief Executive Officer of Idaho Power Company, a corporation, the mortgagor described in the foregoing indenture or mortgage, and makes this affidavit on behalf of said Idaho Power Company; that said indenture or mortgage is made in good faith without any design to hinder, delay or defraud creditors, to secure the indebtedness mentioned or provided for therein.

/s/ Lisa A. Grow
Lisa A. Grow President and Chief Executive Officer

Subscribed and sworn to before me this 19th day of December, 2022.

/s/ Sara Gourley
Sara Gourley
Notary Public, State of Idaho Commission expires February 4, 2026

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

Kenneth R. Ring , being first duly sworn, upon oath, deposes and says: that she is an officer, to wit, a Vice President of Deutsche Bank Trust Company Americas, a corporation, one of the mortgagees and trustee named in the foregoing indenture or mortgage, and makes this affidavit on behalf of said Deutsche Bank Trust Company Americas; that said indenture or mortgage is made in good faith without any design to hinder, delay or defraud creditors, to secure the indebtedness mentioned or provided for therein.

/s/ Kenneth R. Ring
Kenneth R. Ring Vice President

Subscribed and sworn to before me this 14th day of December, 2022.

/s/ Annie Jaghatspanyan
Name: Annie Jaghatspanyan
Notary Public, State of New York Registration No: 01JA6397385 Qualified in New York County Commission expires September 3, 2023